Our Mission & Vision Q4 and Full Year 2017 Supplemental Presentation December 6, 2017

Our Mission & Vision Forward-looking Statements 2 Certain statements and information in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “plan,” “intend,” “foresee,” “guidance,” “potential,” “expect,” “should,” “will” “continue,” “could,” “estimate,” “forecast,” “goal,” “may,” “objective,” “predict,” “projection,” or similar expressions are intended to identify forward-looking statements (including those contained in certain visual depictions) in this presentation. These forward-looking statements reflect the Company's current expectations and/or beliefs concerning future events. The Company believes the information, estimates, forecasts and assumptions on which these statements are based are current, reasonable and complete. Our expectations with respect to the first quarter of fiscal 2018 and longer-term cost savings initiatives and efficiencies that are contained in this presentation are forward looking statements based on management’s best estimates, as of the date of this presentation. These estimates are unaudited, and reflect management’s current views with respect to future results. However, the forward-looking statements in this presentation are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate significant cash flow required to service or refinance our existing debt, including the 8.25% senior notes due 2023, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; interruptions in our supply chain; our ability to make strategic acquisitions accretive to earnings; retention and replacement of key personnel; our ability to carry out our restructuring plans and to fully realize the expected cost savings; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; dilutive effect on the Company's common stockholders of potential future sales of the Company's common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd–Frank Act; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 2017, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

Our Mission & Vision 4Q 2017 Financial Overview (Page 1 of 2) 3  Sales were $488.7 million, an increase of $8.4 million or 1.8% from $480.3 million in the prior year’s fourth quarter • Revenues for the quarter benefited from commercial pricing discipline in the pass-through of higher material costs • Year-over-year, tonnage volumes were significantly lower in the Buildings segment, largely resulting from the impact of hurricane related disruptions, customers access to job sites and transportation delays  Gross profit margins for the period were 23.8%, compared to 25.2% in the prior year’s period • Compared to the year ago period, margins were impacted by hurricane disruptions and declined by 140 basis points as a result of lower volumes in the Buildings segment, uneven production flow and increased transportation costs  ESG&A Costs decreased to $72.7 million (14.9% of sales) from $77.6 million (16.2% of sales) aided by ongoing cost reduction programs, integration activities and lower incentive compensation costs  Operating income was $33.3 million, down from $39.4 million in the prior year period

Our Mission & Vision 4 4Q 2017 Financial Overview (Page 2 of 2)  Adjusted Operating Income(1) was $41.3 million, up from $40.9 million  Net income applicable to common shares was $17.4 million, or $0.25 per diluted common share this quarter compared to $18.9 million, or $0.27 per diluted common share in the fourth quarter of fiscal 2016. On an adjusted basis(1), diluted earnings were $0.32 per share this quarter compared to $0.28 in the prior year period  Adjusted EBITDA (1) was $53.9 million compared to $53.7 million in the prior year period  Consolidated backlog grew 5.8% year-over-year to $545.6 million  The Company estimated that the hurricanes impacted revenues by approximately $16.0 million, gross profits by $8.3 million and Adjusted EBITDA by $8.5 million during the period (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 19

Our Mission & Vision Full Year 2017 Financial Overview 5  Sales were $1.77 billion, an increase of $85.4 million or 5.1% from $1.68 billion a year ago • External tonnage volumes decreased 1.8% year-over-year, with lower volumes effecting the Buildings segment in particular  Gross profits declined on a year-over-year basis to $416.1 million from $427.9 million a year ago • Gross profit margins declined by 190 basis points from 23.5% in the comparable prior year period to 25.4%  Operating income was $109.8 million compared to $108.8 million in the prior year period. • Adjusted for special items, operating income was $113.9 million compared to $114.1 million in the prior year period(1)  Net income applicable to common shares increased 7.4% to $54.4 million, or $0.77 per diluted common share compared to $50.6 million, or $ 0.70 per diluted common share in the prior year period  Adjusted EBITDA(1) grew 0.8% to $167.5 million from $166.1 million in the prior year period (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 19

Our Mission & Vision 6  Commercial • Backlog in the Buildings segment at the end of the quarter increased 8.0% to $360.1 million • The Buildings and Components legacy distribution channels continue to expand their product offerings, leveraging products from the other business lines and recognizing the following revenue growth o IMP intersegment sales increased 16% year-over-year o Door intersegment sales increased 33% year-over-year  Steel Costs • Steel costs continue to be elevated by various trade cases and the current regulatory environment • In the months preceding the fourth quarter and leading into fiscal 2018, steel costs have shown less dramatic increases, as compared to the year ago period • Slower activity, partially driven by the hurricanes, negatively impacted the flow through of higher priced inventory layers into the fourth quarter 4Q 2017 Operational Overview

Our Mission & Vision 4Q 2017 Segment Overview (1) 7  Engineered Building Systems • Revenue declined to $188.2 million from $204.2 million in the prior year period, resulting from significantly lower volumes largely driven by the hurricane related disruptions • Operating margin declines relate to lower plant utilization and uneven production flow combined with increased transportation costs  Metal Components • Revenue grew 8.3% to $316.7 million primarily resulting from continued growth in insulated metal panels (“IMP”) and overhead doors through internal distribution channels • During the quarter, IMP represented approximately 26% of Consolidated Revenues and 44% of Consolidated Adjusted EBITDA • Legacy components volumes rebounded from a weak third quarter and drove better manufacturing capacity utilization  Metal Coil Coating • Revenues increased 5.4% to $73.0 million as a result of higher volumes for internal customers • Margins were compressed as a result of changing business mix and increases in the IMP coating requirements that drove shorter productions runs at the coating facilities (1) Segment revenue includes intersegment sales

Our Mission & Vision 173.9 135.3 113.3 173.8 145.0 180.6 167.2 172.3 170.3 100 110 120 130 140 150 160 170 180 190 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 May-16 Aug-16 Nov-16 Feb-17 May-17 Aug-17 Nov-17 Steel Price (CRU North American Index) CRU Steel Price Movements 2015 – 2017 8 Source: CRU Group  The graph above shows the monthly CRU Index data for the North American Steel Price Index. The CRU North American Steel Price Index has been published by the CRU Group since 1994 and the Company believes this index appropriately depicts the volatility it has experienced in steel prices. The index is based on a CRU survey of industry participants of purchases for forward delivery, according to mill lead time, which will vary. For example, the January index would likely approximate the Company’s March steel purchase deliveries based on current lead-times and be representative of the steel costs that would be recognized in April. The volatility in this steel price index is comparable to the volatility the Company experiences in its average cost of steel. FY 2015 FY 2016 FY 2017

Our Mission & Vision 4Q 2017 Financial Summary 9 (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 19 (Dollars in millions, except per share amounts) October 29, 2017 October 30, 2016 % Chg. October 29, 2017 October 30, 2016 % Chg. Sales 488.7$ 480.3$ 1.8% 1,770.3$ 1,684.9$ 5.1% Gross Profit 116.3$ 120.8$ -3.8% 416.1$ 427.9$ -2.8% Gross Profit Margin 23.8% 25.2% -5.6% 23.5% 25.4% -7.5% Income from Operations 33.3$ 39.4$ -15.4% 109.8$ 108.8$ 0.9% Net Income 17.5$ 19.0$ -8.0% 54.7$ 51.0$ 7.2% Diluted EPS 0.25$ 0.27$ -7.4% 0.77$ 0.70$ 10.0% Adjusted Operating Income 1 41.3$ 40.9$ 1.0% 113.9$ 114.1$ -0.1% Adjusted EBITDA 1 53.9$ 53.7$ 0.5% 167.5$ 166.1$ 0.8% Adjusted Diluted EPS 1 0.32$ 0.28$ 14.3% 0.80$ 0.71$ 12.7% Fiscal Three Months Ended Fiscal Year Ended

Our Mission & Vision 10 4Q 2017 Revenues and Volumes – by Segment 4Q-'17 4Q-'16 % Chg. % Vol. Chg. 1 4Q-'17 4Q-'16 % Chg. % Vol. Chg. 1 4Q-'17 4Q-'16 % Chg. % Vol. Chg. 1 Third-Party 29.2$ 28.6$ 2.2% -9.6% Third-Party 281.3$ 255.1$ 10.3% 0.9% Third-Party 178.2$ 196.6$ -9.3% -14.2% Internal 43.8 40.7 7.6% 7.7% Internal 35.5 37.3 -5.0% -16.2% Internal 10.0 7.6 30.9% 34.1% Total Sales 73.0$ 69.3$ 5.4% -0.8% Total Sales 316.7$ 292.4$ 8.3% -1.9% Total Sales 188.2$ 204.2$ -7.8% -11.5% Metal Coil Coating Metal Components Engineered Building Systems $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 4Q-'17 4Q-'16 Metal Coil Coating Third-Party Internal $- $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 $350.0 4Q-'17 4Q-'16 Metal Components Third-Party Internal $- $50.0 $100.0 $150.0 $200.0 $250.0 4Q-'17 4Q-'16 Engineered Building Systems Third-Party Internal Metal Coil Coating 6% Metal Components 58% Consolidated 3rd Party Revenue 4Q 2017 Metal Coil Coating 6% Metal Components 53% Consolidated 3rd Party Revenue 4Q 2016 ($ in millions) Engineered Building Systems 36% Engineered Building Systems 41% (1) Calculated as the year-over-year change in the tonnage volumes shipped

Our Mission & Vision 4Q 2017 Business Segment Results 11 (Dollars in millions) $29.2 $281.3 $178.2 $488.7 $28.6 $255.1 $196.6 $480.3 Coatings Components Buildings Consolidated (1) Reconciliation of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 19 Third Party Revenue $6.6 [VALUE] $13.0 $33.3 $7.0 $31.1 $22.8 $39.4 Coatings Components Buildings Consolidated Operating Income Adjusted Operating Income1 $7.8 $47.1 $15.2 $53.9 $8.2 $37.8 $25.1 $53.7 Coatings Components Buildings Consolidated 2017 2016 Adjusted EBITDA(1) $6.6 $39.7 $13.7 $41.3 $7.0 $31.6 $23.1 $40.9 Coatings Components Buildings Consolidated

Our Mission & Vision Full Year 2017 Business Segment Results 12 (Dollars in millions) $112.1 $998.3 $659.9 $1,770.3 $106.6 $925.9 $652.5 $1,684.9 Coatings Components Buildings Consolidated (1) Reconciliation of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 19 Third Party Revenue $23.9 $124.2 $41.4 $109.8 $25.3 $102.5 $62.0 $108.8 Coatings Components Buildings Consolidated Operating Income Adjusted Operating Income1 $28.7 $149.7 $54.7 $167.5 $30.0 $131.1 $70.0 $166.1 Coatings Components Buildings Consolidated 2017 2016 Adjusted EBITDA(1) $23.9 $122.3 $45.3 $113.9 $25.3 $104.6 $61.4 $114.1 Coatings Components Buildings Consolidated

Our Mission & Vision Gross Margin Reconciliation 13 Gross Margin 4Q 2016 25.2% Net impact of higher material and transportation costs (1.70%) Impact of hurricanes (0.90%) Favorable product and segment mix, net 0.60% Manufacturing and process efficiency improvements 0.70% Other (0.10%) Gross Margin 4Q 2017 23.8%  For the quarter, gross profit was $116.3 million compared to $120.8 million in the fourth quarter of fiscal 2016. The Company estimates that the hurricanes impacted gross profit by approximately $8.3 million during the period  The favorable product and segment mix was predominately in IMP sales and the relative weighting of the three business segments Note: Basis point attributions in the above tables are approximate

Our Mission & Vision Key Cost Initiatives 14 ($ in millions) Original Target (1) 2016 Cost Savings Realized 2017 Cost Savings Targets 2017 Cost Savings Realized Manufacturing Consolidation $15.0 - $20.0 $6.0 $6.5 $7.6 ESG&A Restructuring $15.0 - $20.0 $6.0 $3.5 $3.8 Total $30.0 - $40.0 $12.0 $10.0 $11.4  The Manufacturing cost initiative includes the continuing rationalization of manufacturing facilities and relocation of equipment and machinery  The ESG&A initiative includes the elimination of certain fixed and indirect costs through restructuring and consolidation  During 4Q, the Company accelerated part of the ESG&A cost initiative originally planned for 2018, which resulted in $8.5 million of additional costs savings that will be reflected in 2018  Through fiscal 2017, the Company has realized cost reductions of approximately $23.4 million, with an annualized run rate of $31.9 million  Going forward, any remaining targeted items from the Original Targets have been included in the Company’s initiatives for 2018 and beyond. By the end of 2020, the Company is targeting $40 - $50 million in cost savings reductions and efficiencies (1) Key initiatives are anticipated to generate the target amount of savings by fiscal year-end 2018 and do not include the impact of inflation

Our Mission & Vision 15 Net Income: Net income was $17.5 million compared to $19.0 million in the prior year’s fourth quarter Adjusted EBITDA(1): (Dollars in millions) 4Q Net Income and Adjusted EBITDA (1) Reconciliations of non-GAAP financial measures to the nearest GAAP measure are included in the Company’s financial tables beginning on Slide 19 $53.7 $53.9 $(2.1) $5.0 $(8.5) $6.1 $(0.3) $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 Adjusted EBITDA 4Q 2016 Volume Product Mix and Margin Expansion Hurricanes ESG&A Cost Reductions and Lower Incentive Compensation Other Adjusted EBITDA 4Q 2017

Our Mission & Vision 4Q 2017 Cash Flow Summary 16 Cash and Cash Equivalents, as of 4Q 2017 3Q 2017 2Q 2017 1Q 2017 Beginning balance $ 45,923 $ 49,682 $ 15,789 $ 65,403 Cash provided by (used in) operating activities 63,277 (7,294) 38,254 (31,878) Cash provided by (used in) investing activities (5,781) 4,100 (4,483) (4,120) Cash provided by (used) in financing activities (37,622) (961) 271 (13,702) Exchange rate effects (139) 396 (149) 86 Ending balance $ 65,658 $ 45,923 $ 49,682 $ 15,789  Stock Repurchases • During the quarter, the Company utilized $37.6 million to repurchase 2.6 million shares at an average share price of $14.73 • For fiscal 2017, the company utilized $41.2 million to repurchase 2.8 million shares at an average share price of $14.68 • The Company announced a new $50.0 million share repurchase plan in October 2017. During fiscal 2017, shares were not repurchased under the new plan • From the end of fiscal 2017 through December 1, 2017, the Company repurchased 1.5 million shares at an average price per share of $15.98 using $24.4 million (Dollars in thousands)

Our Mission & Vision 4Q 2017 Results Compared to Guidance 17 ($ in millions) Range Low High 4Q Actuals Revenues $470.0 $500.0 $488.7 Gross Profit Margin 24.3% 26.3% 23.8% ESG&A Expenses $77.0 $80.0 $72.7 Intangible Asset Amortization $2.3 $2.5 $2.4 Total Depreciation & Amortization (inclusive of Intangible amortization above) $10.0 $11.0 $10.7 Interest Expense $7.1 $7.5 $7.2 Effective Tax Rate 34.0% 37.0% 33.2% Adjusted EBITDA $48.0 $62.0 $53.9  Revenues for the quarter reflect significantly lower tonnage volumes in the Buildings segment as a result of hurricane related disruptions  Gross profit margins were lower in the quarter primarily as a result of lower volumes, uneven production flow and escalating transportation costs  Lower ESG&A results reflect the impact of ongoing cost initiatives and lower incentive compensation costs  The Company estimated that the hurricanes impacted revenues by approximately $16.0 million, gross profits by $8.3 million and Adjusted EBITDA by $8.5 million during the period

Our Mission & Vision 1Q 2018 Guidance (1) 18 ($ in million) 1Q Range Low High Revenues $390.0 $410.0 Gross Profit Margin 21.5% 23.5% ESG&A Expenses $70.0 $74.0 Intangible Asset Amortization $2.3 $2.5 Total Depreciation & Amortization (inclusive of Intangible Asset Amortization above) $10.0 $11.0 Interest Expense $7.0 $7.4 Effective Tax Rate(2) 34.0% 37.0% Adjusted EBITDA $24.0 $34.0  Guidance for ESG&A excludes the amortization of intangible assets, which is shown as a separate line item above  Total Depreciation & Amortization includes the intangible amortization and is reported on the Company’s Statements of Operations within Cost of Goods Sold, ESG&A Expense and Intangible Asset Amortization  Weighted average diluted common shares is expected to be 67.6 million for 1Q 2018  Total capital expenditures for fiscal 2018 are expected to be in the range of $45.0 million to $55.0 million (1) See “Forward Looking Statements” on Slide 2 (2) This effective tax rate does not consider the potential enactment of changes to the tax laws currently being considered by Congress

Our Mission & Vision Reconciliation of Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Common Share 19 (Dollars in thousands, except per share amounts) October 29, October 30, October 29, October 30, 2017 2016 2017 2016 Net income per diluted common share, GAAP basis 0.25$ 0.27$ 0.77$ 0.70$ Goodwill impairment 0.09 - 0.08 - Restructuring and impairment charges 0.02 0.01 0.07 0.06 Strategic development and acquisition related costs 0.00 0.01 0.03 0.04 (Gain) on insurance recovery - - (0.14) - Unreimbursed business interruption costs 0.00 - 0.01 - Other losses (gains), net - 0.00 0.00 (0.06) Tax effect of applicable non-GAAP adjustments (1) (0.04) (0.01) (0.02) (0.03) Adjusted net income per diluted common share (2) 0.32$ 0.28$ 0.80$ 0.71$ October 29, October 30, October 29, October 30, 2017 2016 2017 2016 Net income applicable to common shares, GAAP basis 17,412$ 18,896$ 54,399$ 50,638$ Goodwill impairment 6,000 - 6,000 - Restructuring and impairment charges 1,710 815 5,297 4,252 Strategic development and acquisition related costs 193 590 1,971 2,670 (Gain) on insurance recovery - - (9,749) - Unreimbursed business interruption costs 28 - 454 - Other losses (gains), net - 62 137 (3,506) Tax effect of applicable non-GAAP adjustments (1) (3,093) (572) (1,603) (2,059) Adjusted net income applicable to common shares (2) 22,250$ 19,791$ 56,906$ 51,995$ #DIV/0! #DIV/0! (1) The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item. (2) The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations. Fiscal Three Months Ended Fiscal Year Ended Fiscal Three Months Ended Fiscal Year Ended

Our Mission & Vision Reconciliation of 4Q 2017 Operating Income(Loss) to Adjusted Operating Income (Loss) by Segment 20 (Dollars in thousands) Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Operating income (loss), GAAP basis 13,043$ 32,818$ 6,615$ (19,150)$ 33,326$ Goodwill impairment - 6,000 - - 6,000 Restructuring and impairment charges 695 753 - 262 1,710 Strategic development and acquisition related costs - 90 - 103 193 Unreimbursed business interruption costs - 28 - - 28 Adjusted operating income (loss) (1) 13,738$ 39,689$ 6,615$ (18,785)$ 41,257$ Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Operating income (loss), GAAP basis 22,830$ 31,059$ 7,018$ (21,515)$ 39,392$ Restructuring and impairment charges 211 506 - 98 815 Strategic development and acquisition related costs - - - 590 590 Loss on sale of assets and asset recovery 62 - - - 62 Adjusted operating income (loss) (1) 23,103$ 31,565$ 7,018$ (20,827)$ 40,859$ (1) The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. Fiscal Three Months Ended October 30, 2016 Fiscal Three Months Ended October 29, 2017

Our Mission & Vision Reconciliation of 2017 Operating Income(Loss) to Adjusted Operating Income (Loss) by Segment 21 (Dollars in thousands) Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Operating income (loss), GAAP basis 41,388$ 124,224$ 23,935$ (79,767)$ 109,780$ Goodwill impairment - 6,000 - - 6,000 Restructuring and impairment charges 3,732 1,254 - 311 5,297 Strategic development and acquisition related costs - 90 - 1,881 1,971 Loss on sale of assets and assets recovery 137 - - - 137 (Gain) on insurance recovery - (9,749) - - (9,749) Unreimbursed business interruption costs - 454 - - 454 Adjusted operating income (loss) (1) 45,257$ 122,273$ 23,935$ (77,575)$ 113,890$ Engineered Building Systems Metal Components Metal Coil Coating Corporate Consolidated Operating income (loss), GAAP basis 62,046$ 102,495$ 25,289$ (81,051)$ 108,779$ Restructuring and impairment charges 966 1,661 39 1,586 4,252 Strategic development and acquisition related costs - 403 - 2,267 2,670 (Gain) on sale of assets and asset recovery (1,642) - - - (1,642) Adjusted operating income (loss) (1) 61,370$ 104,559$ 25,328$ (77,198)$ 114,059$ (1) The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations. Fiscal Year Ended October 29, 2017 Fiscal Year Ended October 30, 2016

Our Mission & Vision Reconciliation of 4Q 2017 Net Income (Loss) to Adjusted EBITDA by Segment 22 (Dollars in thousands) Engineered Building Metal Metal Coil Systems Components Coating Corporate Consolidated Net income (loss) 11,174$ 33,312$ 6,615$ (33,611)$ 17,490$ Add: Depreciation and amortization 2,197 7,014 1,214 238 10,663 Consolidated interest expense, net (23) (53) - 7,162 7,086 Provision for income taxes 1,197 - - 7,491 8,688 Restructuring and impairment charges 695 753 - 261 1,709 Strategic development and acquisition related costs - 90 - 103 193 Share-based compensation - - - 2,084 2,084 Goodwill impairment - 6,000 - - 6,000 Unreimbursed business interruption costs - 28 - - 28 Adjusted EBITDA (1) 15,240$ 47,144$ 7,829$ (16,272)$ 53,941$ Engineered Building Metal Metal Coil Systems Components Coating Corporate Consolidated Net income (loss) 24,738$ 31,309$ 7,018$ (44,064)$ 19,001$ Add: Depreciation and amortization 2,399 5,979 1,202 237 9,817 Consolidated interest expense, net 7 (14) - 7,554 7,548 Provision for income taxes (2,276) 7 - 14,918 12,649 Restructuring and impairment charges 211 506 - 98 815 Strategic development and acquisition related costs - - - 590 590 Share-based compensation - - - 3,181 3,181 (Gain) loss on sale of assets and asset recovery 62 - - - 62 Adjusted EBITDA (1) 25,141$ 37,787$ 8,220$ (17,485)$ 53,663$ Fiscal Three Months Ended October 29, 2017 Fiscal Three Months Ended October 30, 2016

Reconciliation of 2017 Net Income (Loss) to Adjusted EBITDA by Segment

(Dollars in thousands)

	Fiscal Year Ended October 29, 2017				
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Net income (loss)	$ 40,257	$ 125,134	$ 23,965	$ (134,632)	$ 54,724
Add:					
Depreciation and amortization	9,014	26,717	4,757	830	41,318
Consolidated interest expense, net	(21)	(170)	1	28,851	28,661
Provision for income taxes	1,583	-	-	26,831	28,414
Restructuring and impairment charges	3,732	1,254	-	311	5,297
Strategic development and acquisition related costs	-	90	-	1,881	1,971
Share-based compensation	-	-	-	10,230	10,230
Goodwill impairment	-	6,000	-	-	6,000
Loss on sale of assets and asset recovery	137	-	-	-	137
(Gain) on insurance recovery	-	(9,749)	-	-	(9,749)
Unreimbursed business interruption costs	-	454	-	-	454
Adjusted EBITDA [(1)]	$ 54,702	$ 149,730	$ 28,723	$ (65,698)	$ 167,457

	Fiscal Year Ended October 30, 2016				
	Engineered Building Systems	Metal Components	Metal Coil Coating	Corporate	Consolidated
Net income (loss)	$ 59,266	$ 104,543	$ 25,276	$ (138,057)	$ 51,028
Add:					
Depreciation and amortization	9,767	26,416	4,674	1,067	41,924
Consolidated interest expense, net	(73)	(43)	15	30,973	30,872
Provision for income taxes	1,749	9	-	26,180	27,938
Restructuring and impairment charges	966	1,661	39	1,586	4,252
(Gain) from bargain purchase	-	(1,864)	-	-	(1,864)
Strategic development and acquisition related costs	-	403	-	2,266	2,669
Share-based compensation	-	-	-	10,892	10,892
(Gain) loss on sale of assets and asset recovery	(1,642)	-	-	-	(1,642)
Adjusted EBITDA [(1)]	$ 70,033	$ 131,125	$ 30,004	$ (65,093)	$ 166,069

(1) The Company's Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Loan facility, the Company entered into an Asset-Based Lending facility which has substantially the same definition of Adjusted EBITDA except that the ABL facility caps certain special charges. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

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Our Mission & Vision K. DARCEY MATTHEWS Vice President, Investor Relations E: darcey.matthews@ncigroup.com 281.897.7785 ncibuildingsystems.com